Exhibit 10.1
Nordstrom, Inc.
2004 Equity Incentive Plan
(2008 Amendment)
Lane Powell PC
601 SW Second Avenue, Suite 2100
Portland, Oregon 97204-3158
Telephone: (503) 778-2100
Facsimile: (503) 778-2200

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Nordstrom, Inc.
2004 Equity Incentive Plan
(2008 Amendment)
     ARTICLE 1. INTRODUCTION
     The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries and the creation of shareholder value by (a) encouraging Employees and Non-Employee Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Non-Employee Directors with exceptional qualifications and (c) linking Employees and Non-Employee Directors directly to shareholder interests through stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock options (ISOs) or nonqualified stock options (NSOs)), stock appreciation rights (SARs), Unrestricted Shares, Restricted Shares, Restricted Stock Units and Performance Share Units.
     The Plan was originally approved by the Board and the Shareholders of the Company in 2004, was amended in 2007 to accomplish the changes necessary to keep the Plan compliant with Code Section 409A and also to make other administrative and clarifying changes to the Plan and the Plan is hereby amended effective November 19, 2008, to permit Restricted Stock Units to be awarded to Employees and Non-Employee Directors and to make further administrative and clarifying changes to the Plan.
     The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington (except their choice of law provisions).
     ARTICLE 2. ADMINISTRATION
     2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board.
     2.2 Committee Responsibilities. The Committee shall (a) select the Employees and Non-Employee Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
     2.3 Committee for Non-Officer/Director Grants. The Board may also appoint a secondary committee of the Board or a senior executive officer to administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. That committee or senior executive officer may grant Awards under the Plan to such Employees and may determine all features and conditions of such

Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee or senior executive officer, as the case may be.
     ARTICLE 3. SHARES AVAILABLE FOR GRANTS
     3.1 Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued shares. The aggregate number of Options, SARs, Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units awarded under the Plan shall not exceed (a) 6,185,476 plus (b) the additional shares of Common Stock described in Section 3.3 plus (c) the 2,814,524 shares of Common Stock that, as of March 17, 2004, were available for issuance under the Company’s 1997 Stock Option Plan (the “Prior Plan”) or that thereafter become available for issuance under the Prior Plan in accordance with its terms as in effect on such date. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 12.
     3.2 Share Sub-limitations. The aggregate number of Unrestricted Shares awarded under the Plan shall not exceed 1,000,000.
     3.3 Additional Shares. If Restricted Shares are forfeited, then such Restricted Shares shall again become available for Awards under the Plan. If Options, SARs, Restricted Stock Units or Performance Share Units are forfeited or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for Awards under the Plan. If Restricted Stock Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Restricted Stock Units, or relinquished for satisfaction of tax obligations arising as a result of such settlement, shall reduce the number available under Sections 3.1 and 3.2 and the balance shall again become available for Awards under the Plan. If Performance Share Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Performance Share Units, or relinquished for satisfaction of tax obligations arising as a result of such settlement, shall reduce the number available under Sections 3.1 and 3.2 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of shares of Common Stock (if any) actually issued in settlement of such SARs, or relinquished for satisfaction of tax obligations arising as a result of such settlement, shall reduce the number available under Sections 3.1 and 3.2 and the balance shall again become available for Awards under the Plan. If dividend equivalents are granted, then only the number of shares of Common Stock (if any) actually issued with respect to such rights, or relinquished for satisfaction of tax obligations arising as a result of such issuance, shall reduce the number available under Sections 3.1 and 3.2. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any exercise price under any Award under the Plan shall be available for subsequent Awards under the Plan. The foregoing notwithstanding, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares, Unrestricted Shares or other shares of Common Stock are forfeited.
     ARTICLE 4. ELIGIBILITY

     4.1 Grants. Employees and Non-Employee Directors shall be eligible for the grant of NSOs, SARs, Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units.
     4.2 Incentive Stock Options. Only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.
     ARTICLE 5. OPTIONS
Options granted under the Plan are subject to the following terms and conditions:
     5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an NSO or an ISO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
     5.2 Number of Shares. Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option, which shall be subject to adjustment in accordance with Article 12. Options granted to any Employee in a single fiscal year of the Company shall not cover more than 250,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.
     5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.
     5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.
     5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, in a manner that meets the requirements of Code Section 409A, that such Option shall become exercisable as to all or part of the shares of Common Stock subject to such Option in the event that a Change in Control occurs with respect to the Company.

However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 12.1.
     5.6 Modification or Assumption of Options/No Repricing. Within the limitations of the Plan, the Committee may modify Options, or assume outstanding options granted by another issuer, provided that no Option shall be repriced. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.
     ARTICLE 6. PAYMENT FOR OPTION SHARES
     6.1 General Rule. The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except as follows:
          (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.
          (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.
     6.2 Stock Swap. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan. If originally received pursuant to any Company benefit plan, shares of Common Stock swapped in payment of the Exercise Price must have been held by the Optionee for at least six (6) months.
     6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.
     6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.
     ARTICLE 7. STOCK APPRECIATION RIGHTS

SARs granted under the Plan are subject to the following terms and conditions:
     7.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
     7.2 Number of Shares. Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 12. SARs granted to any Participant in a single calendar year shall in no event pertain to more than 250,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.
     7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price under an SAR shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.
     7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.
     7.5 Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all shares of Common Stock subject to such SAR in the event that the Company is subject to a Change in Control. In addition, acceleration of exercisability may be required under Section 12.1.
     7.6 Exercise of SARs. Upon exercise of an SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price.
     7.7 Modification or Assumption of SARs/No Repricing. Within the limitations of the Plan, the Committee may modify SARs, or assume outstanding stock appreciation rights granted by another issuer, provided that no SAR shall be repriced. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

     ARTICLE 8. UNRESTRICTED SHARES
Unrestricted Shares granted under the Plan are subject to the following terms and conditions:
     8.1 Unrestricted Stock. The Committee may grant up to 1,000,000 shares of Common Stock that have no restrictions. Such Unrestricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. In no event shall the number of Unrestricted Shares that are granted to any Participant in a single fiscal year exceed 50,000, subject to adjustment in accordance with Article 12.
     8.2 Payment for Awards. Unrestricted Shares may be awarded under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.
     ARTICLE 9. RESTRICTED SHARES
Restricted Shares granted under the Plan are subject to the following terms and conditions:
     9.1 Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.
     9.2 Payment for Awards. Restricted Shares may be awarded under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.
     9.3 Vesting Conditions. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. If the only restriction on an Award of Restricted Shares is vesting based on the lapse of time, the minimum period for full vesting shall be six (6) months. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria:
          (a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to a comparator group,
          (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company’s Common Stock,

          (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the Participant has responsibilities,
          (d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the Participant has responsibilities, or
          (e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. The Committee shall identify such conditions not later than the 90th day of such period, and before 25% of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.
In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 250,000, subject to adjustment in accordance with Article 12.
If the Participant’s employment with the Company or Subsidiary is terminated before the end of the period of time, designated by the Committee, over which Restricted Shares may be earned (a “Performance Cycle”) for any reason other than retirement, disability, or death, the Participant shall forfeit all rights with respect to any Restricted Shares that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant’s employment is terminated before the end of a Performance Cycle by reason of retirement, disability, or death, the Participant shall be entitled to a prorated payment with respect to any shares of Restricted Stock that were being earned during the Performance Cycle. Alternatively, a Restricted Share Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.
     9.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the voting, dividend and other rights as set forth in their Restricted Share Agreement, and may have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Share Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.
     ARTICLE 10. RESTRICTED STOCK UNITS

Restricted Stock Units granted under the Plan are subject to the following terms and conditions:
     10.1 Restricted Stock Units. Restricted Stock Units are designated in shares of Common Stock.
     10.2 Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms of the applicable Restricted Stock Unit Agreement that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.
     10.3 Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.
     10.4 Vesting Conditions. Each Award of Restricted Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. If the only restriction on an Award of Restricted Stock Units is vesting based on the lapse of time, the minimum period for full vesting shall be six (6) months. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria:
          (a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to a comparator group,
          (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company’s Common Stock,
          (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the Participant has responsibilities,
          (d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the Participant has responsibilities, or
          (e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. The Committee shall identify such conditions not later than the 90th day of such period, and before 25% of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

In no event shall the number of Restricted Stock Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 250,000, subject to adjustment in accordance with Article 12.
If the Participant’s employment with the Company or Subsidiary is terminated before the end of the period of time, designated by the Committee, over which Restricted Stock Units may be earned (a “Performance Cycle”) for any reason other than retirement, disability, or death, the Participant shall forfeit all rights with respect to any Restricted Stock Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant’s employment is terminated before the end of a Performance Cycle by reason of retirement, disability, or death, the Participant shall be entitled to a prorated payment with respect to any shares of Restricted Stock Units that were being earned during the Performance Cycle. Alternatively, a Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.
     10.5 Voting and Dividend Rights. The holders of Restricted Stock Units awarded under the Plan shall have no voting rights with respect to shares of Common Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Dividend equivalents may be credited in respect of shares of Common Stock covered by an Award of Restricted Stock Units, as determined by the Committee and contained in the Restricted Stock Unit Agreement. At the sole discretion of the Committee, such dividend equivalents may be converted into additional shares of Common Stock covered by the Award of Restricted Stock Units in such manner as determined by the Committee. Any additional shares covered by the Restricted Stock Unit Agreement credited by reason of such dividend equivalents shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were made.
     10.6 Form and Time of Settlement of Restricted Stock Unit Awards. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) shares of Common Stock (c) any combination of both, as determined by the Committee. For the avoidance of doubt, settlement of vested Restricted Stock Units in shares of Common Stock shall not be considered an Award of Unrestricted Shares under Article 8. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Restricted Stock Units shall be settled in a lump sum before the later of (i) two and one half (2 1/2) months after the end of the Company’s fiscal year during in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed or (ii) March 15 following the calendar year in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 12.

     10.7 Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.
     ARTICLE 11. PERFORMANCE SHARE UNITS
Performance Share Units granted under the Plan are subject to the following terms and conditions:
     11.1 Performance Share Units. Performance Share Units are designated in shares of Common Stock.
     11.2 Agreement. Each grant of Performance Share Units under the Plan shall be evidenced by an Agreement between the recipient and the Company, shall be subject to all applicable terms of the Plan, and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Share Unit Agreements entered into under the Plan need not be identical. Performance Share Units may be granted in consideration of a reduction in the recipient’s other compensation.
     11.3 Payment for Awards. To the extent that an Award is granted in the form of Performance Share Units no cash consideration shall be required of the Award recipients.
     11.4 Vesting Conditions. Each Award of Performance Share Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Performance Share Unit Agreement. If the only restriction on an Award of Performance Share Units is vesting based on the lapse of time, the minimum period for full vesting shall be three years. The Committee may include among such conditions, the requirement that the performance of the Company or a business unit of the Company for at least a one-year period (a “Performance Cycle”) equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria:
          (a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to a comparator group,
          (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company’s Common Stock,
          (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities,
          (d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, or
          (e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. The Committee shall determine such conditions not later than the 90th day of the Performance Cycle, and before 25% of the Performance Cycle has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.
In no event shall the number of Performance Share Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 250,000, subject to adjustment in accordance with Article 12.
If the participant’s employment with the Company or Subsidiary is terminated before the date that Performance Share Units vest, the participant shall forfeit all rights with respect to any unvested Performance Share Units. However, with respect to Performance Share Units subject to performance-based vesting conditions, the Committee, in its sole discretion at the time that an Award of Performance Share Units is made, may establish guidelines providing that if a participant’s employment is terminated before the end of a Performance Cycle by reason of retirement, disability, or death, the participant shall be entitled to a prorated payment with respect to any Performance Share Units that were being earned during the Performance Cycle. Alternatively, a Performance Share Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other objectively-determinable events. The Committee may determine, at the time of granting Performance Share Units or thereafter, that all or part of the Performance Share Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 12.1.
     11.5 Voting and Dividend Rights. The holders of Performance Share Units shall have no voting rights. Prior to settlement or forfeiture, any Performance Share Unit awarded under the Plan may, at the Committee’s discretion as evidenced in the Agreement, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Performance Share Unit is outstanding. Dividend equivalents may be converted into additional Performance Share Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Performance Share Units to which they attach.
     11.6 Form and Time of Settlement of Units. Settlement of vested Performance Share Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. For the avoidance of doubt, settlement of vested Performance Share Units in shares of Common Stock shall not be considered an Award of Unrestricted Shares under Article 8. Methods of converting Performance Share Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of

Common Stock over a series of trading days. Vested Performance Share Units shall be settled in a lump sum by the last day of the calendar year in which all vesting conditions applicable to the Performance Share Units have been satisfied or have lapsed. Until an Award of Performance Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 12.
     11.7 Creditors’ Rights. A holder of Performance Share Units shall have no rights other than those of a general creditor of the Company. Performance Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Performance Share Unit Agreement.
     ARTICLE 12. PROTECTION AGAINST DILUTION
     12.1 Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a share dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of shares of Common Stock (whether in the form of securities or property); any exchange of shares of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of shares of Common Stock; or a sale of all or substantially all the assets of the Company as an entirety; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:
          (a) proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (E) the performance standards appropriate to any or all outstanding Awards, or
          (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding shares of Common Stock upon or in respect of such event.
The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the grant price of the Award, unless otherwise provided in, or by authorized amendment to, the Award or provided in another applicable agreement with the Participant. With respect to any ISO, in the discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an ISO.

     12.2 Dissolution or Liquidation. To the extent not previously exercised, settled or assumed, Options, SARs, and Performance Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.
     ARTICLE 13. AWARDS UNDER OTHER PLANS
     The Company may grant awards under other plans or programs. Such awards may be settled in the form of shares of Common Stock issued under this Plan.
     ARTICLE 14. LIMITATION ON RIGHTS
     14.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Non-Employee Director. The Company and its Subsidiaries reserve the right to terminate the Service of any Employee or Non-Employee Director at any time, with or without cause, subject to applicable laws, the Company’s Restated Articles of Incorporation and Bylaws and a written employment agreement (if any).
     14.2 Shareholders’ Rights. Unless otherwise provided in this Plan or in any Award, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
     14.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock related to their registration, qualification or listing or to an exemption from registration, qualification or listing.
     14.4 Compliance with Code Section 409A. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in a manner that results in compliance with Section 409A, Department of Treasury regulations, and other interpretive guidance under Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if the Committee determines that any Award does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without consent of the Participant) or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary and appropriate to (a) exempt the Plan and the Award from application of Code

Section 409A and/or preserve the intended tax treatment of amounts payable with respect to the Award, or (b) comply with the requirements of Code Section 409A.
     ARTICLE 15. WITHHOLDING TAXES
     15.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.
     15.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered, and shall be deemed to have been issued for purposes of identifying any shares which may become available for grant pursuant to Section 3.3 above.
     ARTICLE 16. FUTURE OF THE PLAN
     16.1 Term of the Plan. The Plan, as set forth herein, became effective, subject to approval by the Company’s shareholders, on February 26, 2004, the date the Board adopted the Plan and shall remain in effect for a period of 10 years unless earlier terminated under Section 16.2.
     16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
     ARTICLE 17. DEFINITIONS
     17.1 “Award” means any award of an Option, an SAR, an Unrestricted Share, a Restricted Share, or a Performance Share Unit under the Plan, including dividend equivalent rights at the discretion of the Committee.
     17.2 “Board” means the Company’s Board of Directors, as constituted from time to time.
     17.3 “Cause” means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Subsidiary employing the Participant) may consider as grounds for the discharge of the Participant without Cause.
     17.4 “Change in Control” means:
          (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
          (b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;
          (c) A change in the composition of the Board (other than due to the retirement of directors upon reaching the Board’s mandatory retirement age), as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or
          (d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 25% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
     17.5 “Code” means the Internal Revenue Code of 1986, as amended.
     17.6 “Committee” means the Compensation Committee of the Company’s Board.
     17.7 “Common Stock “ means shares of the common stock of the Company.

     17.8 “Company” means Nordstrom, Inc., a Washington corporation.
     17.9 “Employee” means a common-law employee of the Company or a Subsidiary.
     17.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     17.11 “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.
     17.12 “Fair Market Value” means the market price of a share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing price on the date of the Award as reported by the New York Stock Exchange, or the primary exchange or quotation system on which the Common Stock is then trading. Such determination shall be conclusive and binding on all persons.
     17.13 “ISO” means an incentive stock option described in Section 422(b) of the Code.
     17.14 “NSO” means a stock option not described in Sections 422 or 423 of the Code.
     17.15 “Non-Employee Director” means a member of the Company’s Board or the Board of Directors of a Subsidiary who is not an Employee. Service as a Non-Employee Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.
     17.16 “Option” means an NSO or an ISO granted under Article 5 of the Plan and entitling the holder to purchase shares of Common Stock.
     17.17 “Optionee” means an individual or estate who holds an Option.
     17.18 “Participant” means an individual or estate who holds an Award.
     17.19 “Performance Share Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.
     17.20 “Performance Share Unit Agreement” means the agreement between the Company and the recipient of a Performance Share Unit that contains the terms, conditions and restrictions pertaining to such Performance Share Unit.
     17.21 “Plan” means this Nordstrom, Inc. 2004 Equity Incentive Plan, as amended from time to time, including this 2007 Amendment and restatement, to maintain the Plan’s compliance with Code Section 409A.

     17.22 “Restricted Share” means a share of Common Stock awarded under the Plan, with such restrictions as set forth in the applicable Restricted Share Agreement.
     17.23 “Restricted Stock Unit” means a right granted under Article 10 to receive Common Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).
     17.24 “Restricted Stock Unit Agreement” means the agreement between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.
     17.25 “Restricted Share Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
     17.26 “SAR” means a stock appreciation right granted under Article 7 of the Plan.
     17.27 “SAR Agreement” means the agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to his or her SAR.
     17.28 “Service” means service as an Employee or Non-Employee Director.
     17.29 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
     17.30 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
     17.31 “Unrestricted Share” means a share of Common Stock awarded under Article 8 of the Plan.

     This Plan is signed and adopted, pursuant to proper authority, this 19th day of November 2008.

NORDSTROM, INC.

By:	/s/ Delena Sunday Delena Sunday

Title:	Executive Vice President
Human Resources and Diversity Affairs